Exhibit 16

                    (letterhead of PricewaterhouseCoopers)




August 6, 1998




Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Commissioners:

We have read the statements made by CAI Wireless Systems, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of July 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP